Exhibit 5.1

The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone: (212) 907-6457
Facsimile: (212) 208-4657

July 1, 2021

The Board of Directors

Twin Vee Powercats Co.
101 S. US-1

Ft. Pierce, Florida 34982

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Twin Vee Powercats Co., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration by the Company of up to $18,816,875 of the Company’s securities consisting of (i) $17,710,00 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) $1,106,875 of warrants (the “Representative’s Warrants”) to purchase shares of Common Stock of the Company to be issued to the Representative (as defined below) of the several Underwriters (as defined below) as additional compensation pursuant to the Underwriting Agreement (as defined below), and (iii) shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”). The Shares, the Representative’s Warrants and the Representative’s Warrant Shares are collectively referred to as the “Securities”. The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and ThinkEquity, a Division of Fordham Financial Management, Inc., as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), the form of which has been or will be filed as Exhibit 1.1 to the Registration Statement.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

The Board of Directors

Twin Vee Powercats Co.

July 1, 2021

We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of New York as it relates to the Representative’s Warrants, the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution) and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable; (ii) the Representative’s Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrants, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (iii) the Representative’s Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representative’s Warrants, will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gracin & Marlow, LLP
Gracin & Marlow, LLP